Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces Determination of Consideration in the Exchange Offers

and Consent Solicitation Relating to its Preferred Stock

IRVINE, CA – October 13, 2022 – Impac Mortgage Holdings, Inc. (NYSE American: IMH) (the “Company”) today announced that the Company’s Board of Directors determined that the Company will issue shares of the Company’s 8.25% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“New Preferred Stock”), in lieu of the cash portion of the consideration to be paid to the holders of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and the Company’s 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series B Preferred Stock, the “Preferred Stock”), who participate in the Company’s previously announced exchange offers to the holders of Preferred Stock to exchange all of the currently outstanding shares of Preferred Stock for certain stock and warrant consideration (the “Exchange Offers”). The Company will issue thirty (30) shares of New Preferred Stock in lieu of cash for each outstanding share of Series B Preferred Stock tendered in the Exchange Offers and one (1) share of New Preferred Stock in lieu of cash for each outstanding share of Series C Preferred Stock tendered in the Exchange Offers.

D.F. King & Co., Inc. is serving as the Information Agent and Solicitation Agent for the Exchange Offers and the accompanying solicitation of consents from the holders of Preferred Stock, and American Stock Transfer & Trust Company, LLC is serving as the Exchange Agent.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the shares of Preferred Stock, an offer to sell or a solicitation of an offer to buy any shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), warrants to purchase Common Stock, or shares of New Preferred Stock or a solicitation of the related consents. The Exchange Offers and Consent Solicitation were made only through, and pursuant to the terms and conditions set forth in, the Company’s Schedule TO, Prospectus/Consent Solicitation and related Letters of Transmittal and Consents.

In connection with the Exchange Offers and Consent Solicitation, a registration statement on Form S-4, a tender offer statement on Schedule TO, and related documents and amendments thereto relating to the Exchange Offers and accompanying consent solicitation have been filed by the Company with the SEC. The Series B Preferred Stock and Series C Preferred Stock may not be exchanged or sold nor may offers to exchange or buy be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of such securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Holders of the Series B Preferred Stock and Series C Preferred Stock are strongly advised to read the registration statement, tender offer statement and other related documents and amendments thereto because these documents contain important information. Copies of the Schedule TO and Prospectus/Consent Solicitation will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to D.F. King & Co., Inc. at (212) 269-5550 for banks and brokers, and at (888) 280-6942 for all other callers (toll-free), or imh@dfking.com. The Company is not making any recommendation to holders of outstanding Series B Preferred Stock and Series C Preferred Stock as to whether they should tender their shares pursuant to the Exchange Offers.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially,” “appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: acceptance of a plan for regaining compliance with the NYSE American’s listed company standards; impact on the U.S. economy and financial markets due to the outbreak and continued effect of the COVID-19 pandemic; our ability to successfully consummate the contemplated exchange offers for our outstanding preferred stock and receive the requisite consents for the proposed amendments to our charter documents to facilitate the redemption from holders of our outstanding preferred stock who do not participate in the exchange offers; any adverse impact or disruption to the Company’s operations; changes in general economic and financial conditions (including federal monetary policy, interest rate changes, and inflation); increase in interest rates, inflation, and margin compression; ability to successfully sell aggregated loans to third-party investors; successful development, marketing, sale and financing of new and existing financial products, including NonQM products; recruit and hire talent to rebuild our TPO NonQM origination team, and increase NonQM originations; volatility in the mortgage industry; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; our ability to maintain compliance with the continued listing requirements of the NYSE American for our common stock; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome of any claims we are subject to, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; and compliance with applicable local, state and federal laws and regulations.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file with the SEC and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and expressly disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage lending, servicing, portfolio loss mitigation, real estate services, and the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com.

Website: http://ir.impaccompanies.com or www.impaccompanies.com

Contacts:

Justin Moisio

Chief Administrative Officer

(949) 475-3988

Justin.Moisio@ImpacMail.com